Exhibit 99.2

FOR IMMEDIATE RELEASE

INTRICON UNVEILS NEW HIGH-PERFORMANCE DSP HEARING AID AMPLIFIER

EthosTM Offers Third-Generation Adaptive Feedback Cancellation

for Hearing Health Applications

ST. PAUL, Minn. — July 7, 2008 — IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of body-worn medical and electronics devices, today introduced EthosTM, the company’s new high-performance adaptive digital signal processing (DSP) hearing aid amplifier. Ethos’ advanced capabilities are ideally suited for the hearing health market.

Ethos’ ReliantTM adaptive feedback cancellation (AFC) technology minimizes the annoyance of whistling sounds that can occur with hearing aids. The hearing aid amplifier rapidly adapts to changing feedback conditions in a small fraction of a second, versus the 1-2 seconds it takes many competing devices to respond. Ethos also offers powerful anti-entrainment capabilities, which keeps the AFC technology performing well even when listening to music. This greatly improves the performance of today’s hearing aids, resulting in better hearing for users.

Said Mark S. Gorder, IntriCon president and chief executive officer, “Ethos represents the latest in hearing health audio technology. With Ethos we’ve added the cutting-edge adaptive feedback cancellation technology that IntriCon developed through 15 months of extensive theoretical and laboratory research. Like all of our digital signal processing devices, Ethos provides clarity, filters background noise and mitigates feedback. In short, we expect that Ethos will offer vastly improved hearing performance for customers.”

In addition, patients undergoing therapy for tinnitus – the condition of having a buzzing or whistling sound in one or both ears, which occurs without an external stimulus – can take advantage of Ethos’ digital random noise generator. This masks tinnitus inner ear sounds, producing a clean noise that helps negate buzzing or whistling sounds.

In noisy environments, Ethos provides users with increased performance to reduce noise. The amplifier offers directional microphone processing that lets the user hear sounds in front louder than those from behind. Customers in environments with noisy background will also benefit from Ethos’ improved Layered Noise Reduction™ technology, which reduces background noise while maintaining important speech sounds.

Gorder concluded, “We believe the introduction of Ethos, equipped with advanced technologies that will greatly improve hearing performance for customers, solidifies our position as a leader of high-performance adaptive DSP hearing aid amplifiers.”

For more information on IntriCon’s Ethos amplifier, visit: http://www.intricondownloads.com/

(more)

IntriCon Unveils Ethos

July 7, 2008

About IntriCon Corporation

Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn medical and electronics products. The company is focused on three key markets: medical, hearing health, and professional audio and communications. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Stock Market. For more information about IntriCon, visit www.intricon.com.

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “should”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements include, without limitation, statements concerning the benefits of IntriCon's technology, prospects in the miniature body-worn device arena, future growth and expansion, future financial condition and performance, prospects and the positioning of IntriCon to compete in chosen markets. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, possible non-performance of new and developing technology, risks related to the Tibbetts acquisition, including unanticipated liabilities and expenses, the risk that IntriCon may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, availability of electronic components for the company’s products, ability to create and market products in a timely manner, competition by competitors with more resources than the company, foreign currency risks arising from the company’s foreign operations and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2007. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts

At IntriCon:	At Padilla Speer Beardsley:
Scott Longval, CFO	Matt Sullivan/Marian Briggs
651-604-9526	612-455-1700
slongval@intricon.com	msullivan@psbpr.com / mbriggs@psbpr.com

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